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                                                                   Exhibit 10.76


                             SECURED PROMISSORY NOTE


$629,672.09                                                 Berkeley, California
                                                            June 30, 2000


         1. OBLIGATION. Howard B. Urnovitz (the "OBLIGOR"), for value received, hereby promises to pay to the order of Calypte Biomedical Corporation (the "PAYEE"), on December 31, 2000, in lawful money of the United States of America at the address of the Payee set forth below, (a) the principal sum of Six Hundred Twenty-Nine Thousand Six Hundred Seventy-Two Dollars and Nine Cents ($629,672.09), which principal sum includes (i) Five Hundred Twenty-Five Thousand Seven Hundred Seventy-Seven Dollars and Fifty-Five Cents ($525,777.55) as the principal amount, as agreed by the Obligor and Payee hereby to have been due as of the issuance date thereof, notwithstanding any other figure therein to the contrary, under Obligor's Secured Promissory Note to the Payee dated November 13, 1998 (the "1998 NOTE"), plus (ii) One Hundred Three Thousand Eight Hundred Ninety-Four Dollars and Fifty-Four Cents ($103,894.54) of interest on the 1998 Note accrued to date, none of which principal or interest has been paid to the date hereof, together with (b) interest on the unpaid principal hereof from the date hereof until paid in full, at an annual rate equal to the Prime Rate, as hereinafter defined. The "PRIME RATE" will mean the prime rate as published from time to time in the WALL STREET JOURNAL. Accrued interest will be payable on payment of principal, and will continue to accrue until all principal and accrued interest will be paid in full. Any payment of less than the total principal amount and all accrued interest hereunder will be credited first to accrued but unpaid interest and the balance to principal, and interest will cease to accrue on the amount of principal so paid. Interest will be computed on the basis of a year of 365 days for the actual number of days elapsed. This Note may be prepaid, in whole or in part, at any time without premium or penalty. The Obligor will, on or before August 31, 2000, sell as much of the shares of stock of the Payee as he owns as he lawfully can sell, having net proceeds to the Obligor, after taxes and brokerage fees and other customary costs of sale, up to the amount owed by the Obligor hereunder, and will pay such proceeds to the Payee, immediately upon the Obligor's receipt thereof, as a payment hereunder to reduce the Obligor's obligations hereunder; provided that the Obligor will not be required to sell any shares on or before such date at a price of less than Three Dollars and Fifty Cents ($3.50). Any such shares so sold by the Obligor will be deemed released, upon such sale, from the security interest of the Payee granted herein. The Obligor will be responsible for and will timely pay when due all taxes, brokerage fees and other customary costs of sale legally required to be paid by the Payee as a result of such sale of his shares and will hold the Payee harmless against payment thereof.

         2. EFFECT OF THIS NOTE UPON 1998 NOTE; CERTAIN WAIVERS BY PAYEE. This
Note is being issued by the Obligor to the Payee as a replacement for the 1998 Note, and upon such issuance hereof, the 1998 Note is cancelled and of no further force and effect. The Payee hereby waives (a) the failure of the Obligor to timely pay the 1998 Note when due, and (b) any failure of the Obligor to maintain the level of Collateral required thereunder, provided that such waivers are given only for such specific failures and are not given for any other failure of Obligor either retroactively or prospectively.


         3. GRANT OF SECURITY INTEREST IN THE COLLATERAL. To secure the prompt and punctual payment of and performance of all obligations hereunder, the Obligor hereby grants to the Payee a continuing security interest in and lien on all of the Obligor's right, title and interest in all the shares of capital stock held of record or beneficially by the Obligor, and in all options held by the Obligor to purchase capital stock of, (a) the Payee, and (b) to the extent any such shares are held by the Obligor from time to time prior to payment in full of this Note by the Obligor, and if permitted by the Board of Directors of the relevant following-named corporations, of (i) Chronix Corporation and (ii) Pepgen Corporation, whether now owned or hereafter acquired, and all proceeds and products thereof (collectively, the "COLLATERAL"). The Obligor agrees that the Payee may imprint a legend on the certificates evidencing all shares of stock that are part of the Collateral in order to properly refer to this Note therein and the security interest of the Payee therein. Upon payment in full of all

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amounts due under this Note, the Payee will remove such legends and will promptly return to the Obligor all Collateral then held by the Payee.

     4. CERTAIN COVENANTS OF THE OBLIGOR. The Obligor agrees and covenants that:

          (a) The Obligor will execute and deliver such documents, and take such other actions, as the Payee deems necessary to create, perfect and continue the perfection of the security interest in the Collateral contemplated hereby. The Obligor will, as soon as possible after the date hereof, deliver to the Payee, to the attention of its Chief Executive Officer, to hold as Collateral pursuant to this Note, all shares of stock of the Company, and, to the extent then held by the Obligor, of Chronix Corporation and Pepgen Corporation held by the Obligor.

          (b) The Obligor will pay all expenses, including attorneys fees, reasonably incurred by the Payee in the preservation, realization, enforcement or exercise of any of the Payee's rights under this Note.

          (c) If while this Note is outstanding the aggregate fair market value of the Collateral is less than two hundred percent (200%) of the then-current outstanding balance of this Note, the Obligor will, unless waived by the Payee on a case-by-case basis in writing no more frequently than monthly, by the end of each month in which such Collateral maintenance condition is not met, which waiver will be entirely within the discretion of Payee, increase the Collateral by (i) such number of shares of capital stock in the Payee, and/or of Chronix Corporation and/or of Pepgen Corporation, to the extent that the Obligor then holds any such shares, and/or by (ii) unexercised options to purchase shares of capital stock of the Payee, and/or of Chronix Corporation and/or of Pepgen Corporation, in each case to the extent that the Obligor then holds any such unexercised options, such that the total aggregate fair market value of the Collateral, less any exercise price for any such options, is not less than two hundred percent (200%) of the then-outstanding balance of this Note.

     5. EVENTS OF DEFAULT. If the Obligor fails to pay when due and payable any principal or interest due hereunder within five (5) business days (defined as a day when national banks in California are open for business) after the date scheduled for payment thereof (an "EVENT OF DEFAULT") then, at the expiration of such five-day period, or at any time thereafter, the Payee will have all rights, privileges, powers and remedies provided by law and by this Note, which rights, privileges, powers and remedies will be cumulative, and no single or partial exercise of any of them will preclude the further or other exercise of the same or any of them.

     6. APPOINTMENT OF PAYEE AS ATTORNEY-IN-FACT. The Obligor hereby appoints the Payee the attorney-in-fact of the Obligor to prepare, sign and file or record, for the Obligor in the Obligor's name, any financing statements, applications for registration and like papers and to take any other action deemed by the Payee to be reasonably necessary or desirable in order to perfect the security interest of the Payee hereunder in the Collateral.



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     7.   MISCELLANEOUS.

          (a) BINDING NATURE. This Note will be binding upon and inure to the benefit of the Payee and its successors and assigns, and will be binding upon and inure to the benefit of the Obligor and the Obligor's successors and assigns, heirs, administrators and executors.

          (b) CERTAIN WAIVERS BY OBLIGOR. Presentment, protest, notice of protest, notice of dishonor, and notice of nonpayment are waived with respect to any proceeds to which the Payee is entitled hereunder and any rights to direct the application of payments for security for indebtedness of the Obligor hereunder, and any right to require proceedings against others or to require exhaustion of security, are waived by the Obligor.

          (c) GOVERNING LAW. This Note is being delivered in and will be construed in accordance with the internal laws of the State of California. The Obligor hereby submits to the exclusive jurisdiction of and venue in the Superior Court of the State of California for the County of San Francisco for purposes of any legal action, and agrees that service upon the Obligor in any such action may be made by first class certified mail to the Obligor's address as it appears below.

          (d) NOTICES. Notices and communications required or permitted hereunder will be in writing and will be deemed to have been given upon delivery if personally delivered or upon deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

          If to the Payee:

                Calypte Biomedical Corporation
                Attention: Chief Financial Officer
                1265 Harbor Bay Parkway
                Alameda, California 94502

          If to the Obligor:

                Howard B. Urnovitz, Ph.D.
                1440 Fourth Street
                Berkeley, California 94710

     Each of the above addressees may change its address for purposes of this Paragraph 7(d) by giving to the other addressee notice in conformance with this Paragraph 7(d) of such new address.

                                    Obligor:

                                    /s/ Howard B. Urnovitz
                                    ----------------------------
                                    HOWARD B. URNOVITZ

ACKNOWLEDGED AS TO PRINCIPAL AMOUNT OF 1998 NOTE AND INTEREST ACCRUED THEREON TO THE DATE HEREOF, AS STATED HEREIN, AND AS TO WAIVERS HEREIN BY CALYPTE BIOMEDICAL CORPORATION:

CALYPTE BIOMEDICAL CORPORATION

By:  /s/ Nancy E. Katz
   ------------------------------
Name:  Nancy E. Katz
     ----------------------------
Title:  CEO, President, CFO
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